Q4 2025 Earnings Presentation March 11, 2026

This presentation (the “Presentation”) of OppFi Inc. (“OppFi” or the “Company”) is for information purposes only. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information. Trademarks and trade names referred to in this Presentation are the property of their respective owners. The information contained herein does not purport to be all-inclusive. This Presentation does not constitute investment, tax, or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of its respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. The Company disclaims any duty to update the information contained in this Presentation, which information is given only as of the date of this Presentation unless otherwise stated herein. Forward-Looking Statements This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, the impact of tariffs, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; OppFi’s ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi’s business; risks related to any material weakness in OppFi’s internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi’s ability to comply with various covenants in its corporate and warehouse credit facilities; risks related to potential litigation; changes in applicable laws or regulations, including, but not limited to, impacts from the One Big Beautiful Bill Act; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures Certain financial information and data contained in this Presentation are unaudited and do not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by OppFi with the SEC. Some of the financial information and data contained in this Presentation, such as Adjusted EBT, Adjusted Net Income and margin thereof, Adjusted EPS, and Free Cash Flow have not been prepared in accordance with United States generally acceptable accounting principles ("GAAP"). Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other adjustments, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted Net Income Margin is defined as Adjusted Net Income as defined above divided by Total Revenue. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding and includes the impact of dilutive securities, such as restricted stock units, performance stock units, and stock options. Free Cash Flow is defined as net cash provided by operating activities minus net cash used in investing activities, other than the cash used for the acquisition of equity interests in Bitty Advance. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non- GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation of OppFi’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix. A reconciliation of projected full year 2026 Adjusted Net Income and projected full year 2026 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this Presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. No Offer or Solicitation This Presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Website This Presentation contains reproductions and references to the Company’s website and mobile content. Website and mobile content are not incorporated into this Presentation. Any references to URLs for the websites are intended to be inactive textual references only. Disclaimer 2

Q4 2025 Earnings Highlights: Record Fourth Quarter Total Revenue, Net Income and Adjusted Net Income Net Income of $38.4 million, an increase of 175.1% year over year, a new company fourth quarter record, and Net Income margin of 24.1%, up from 10.3% Total Revenue increased 17.3% year over year to $159.2 million, a new company record for any quarter Ending Receivables as of quarter end of $493.1 million, up 16.0% year over year, a new company record for any quarter Adjusted Net Income of $25.8 million1, an increase of 27.2% year over year, a new company fourth quarter record, and Adjusted Net Income margin of 16.2%1, up from 15.0% Total Expenses as a percentage of Total Revenue decreased 710 basis points year over year to 34.3% Total Net Originations of $230.1 million, a 7.7% increase year over year, a new company fourth quarter record 1. Adjusted net income and margin thereof are non-GAAP financial measures. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures and the appendix for a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures. 3

Full Year 2025 Earnings Highlights: Record Annual Total Revenue, Net Income and Adjusted Net Income Net Income of $146.2 million, an increase of 74.4% year over year, a new company record, and Net Income margin of 24.5%, up from 15.9% Total Revenue increased 13.5% year over year to $597.1 million, a new company record Ending Receivables as of year end of $493.1 million, up 16.0% year over year, a new company record Adjusted Net Income of $139.8 million1, an increase of 69.1% year over year, a new company record, and Adjusted Net Income margin of 23.4%1, up from 15.7% Total Expenses as a percentage of Total Revenue decreased 720 basis points year over year to 35.9% Total Net Originations of $899.3 million, a 12.2% increase year over year, a new company record 1. Adjusted net income and margin thereof are non-GAAP financial measures. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures and the appendix for a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures. 4

OppFi

At-A-Glance

A tech-enabled digital finance platform that partners with banks to offer financial products and services for everyday Americans.

Mission-driven Platform

Providing best-in-class products and customer service with a 76 NPS Score[1]

Significant Economic Scale

Facilitated more than $8.6 billion in gross loan issuance covering over 4.7 million loans, since inception[2]

Profitable Across Business Cycles

11 consecutive years of positive net income[3]

Large Addressable Market

48 million Americans are underbanked and lack traditional credit options[4]

Strong Fundamentals and Balance Sheet

Operating efficiency drives strong free cash flow and a robust balance sheet which positions OppFi for growth

1. For Q4 2025 at the time of loan approval.
2. As of December 31, 2025.
3. 2015-2025.
4. Based on 19.0 million underbanked households and average household size of 2.51. Federal Deposit Insurance Corporation (FDIC), 2023 FDIC National Survey of Unbanked and Underbanked Households (November 2024); U.S. Census Bureau, "Average Number of People per Household, by Race and Hispanic Origin, Marital Status, Age, and Education of Householder: 2023", Table AVG1, November 2023

OppFi | 5

Results

Outstanding Customer Satisfaction

76 Net Promoter Score (NPS)

4.80 ☆ Google
11,959 reviews

4.4 ☆ Trustpilot
5,446 reviews

A+ Rating BBB ACCREDITED BUSINESS

1. Note: NPS is for Q4 2025 at the time of approval.
Ratings reflect data as of January 28, 2026.

OppFi | 6

Selected Customer Testimonials

"OppLoans has a great interest rate compared to many other pay day loan options. The loans make it so you can pay it back without being stuck in a dead end loan. Customer Service is excellent! I have used them for years as needed for lending in times of need. I recommend them 10/10!"
October 2025, NPS

"My experience with OppLoans has been really positive. The process was smooth, the team was helpful and professional, and everything was clearly explained from start to finish. I'd definitely recommend them to friends because they make it easy and stress-free to get the support you need."
October 2025, NPS

"I'm truly grateful to OppLoans. During a difficult time, when no one else believed in me, they did. They offered me a fair loan with a clear, fast, and hassle-free process—no judgment, just support. Thanks to them, I was able to get back on track and meet my responsibilities. You can tell they genuinely care about helping people who need a second chance. I highly recommend OppLoans. Thank you for trusting me when I needed it the most!"
August 2025, Trustpilot

Financial Highlights

8 Q4 2025 Financial Highlights Adjusted Net Income1 ($M) Adjusted EPS1 Significant Adjusted Net Income expansion year over year, driven by record quarterly revenue and prudent expense management $38.4M Net Income $16.8M Net Income Attributable to OppFi Inc. $25.8M Adj. Net Income1 $0.61 Basic EPS $0.38 Diluted EPS $0.30 Adjusted EPS1 1. Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non- GAAP financial measures and the appendix for a reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Percentages presented are calculated from the underlying whole-dollar amounts. $8 $20 $26 Q4 2023 Q4 2024 Q4 2025 +27% $0.10 $0.23 $0.30 Q4 2023 Q4 2024 Q4 2025 +28%

9 Full Year 2025 Financial Highlights Adjusted Net Income1 ($M) Adjusted EPS1 Significant Adjusted Net Income expansion year over year, driven by record annual revenue and prudent expense management $146.2M Net Income $26.3M Net Income Attributable to OppFi Inc. $139.8M Adj. Net Income1 $0.99 Basic EPS $0.99 Diluted EPS $1.59 Adjusted EPS1 $41 $83 $140 FY 2023 FY 2024 FY 2025 +69% $0.49 $0.95 $1.59 FY 2023 FY 2024 FY 2025 +67% 1. Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non- GAAP financial measures and the appendix for a reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Percentages presented are calculated from the underlying whole-dollar amounts.

Total Revenue1 ($M) Total revenue increased 17.3% YoY driven by higher receivables balances over the period 10 Net Charge-Off Rate2 Net charge-offs as a percentage of total revenue increased 360 bps YoY as a result of elevated charge-offs from early summer vintages offsetting higher recoveries of previously charged off loans Operating Expense Margin Prudent expense management drove down total expenses as a percentage of total revenue by 710 bps YoY Q4 2025 Performance: Improvement in Both Total Revenue and Operating Expense Margin 1. Total Revenue is calculated as the sum of Interest on Finance Receivables and Other Revenue. 2. The key performance metrics presented are for the OppLoans product only and exclude the discontinued SalaryTap and OppFi Card products. 3. Percentages presented are calculated from the underlying whole-dollar amounts. $133 $136 $159 Q4 2023 Q4 2024 Q4 2025 +17% 46.4% 41.9% 45.5% Q4 2023 Q4 2024 Q4 2025 +360bps 42.9% 41.4% 34.3% Q4 2023 Q4 2024 Q4 2025 -710bps

Total Revenue1 ($M) Total revenue increased 13.5% YoY driven by higher receivables balances over the period and higher yield on those balances 11 Net Charge-Off Rate2 Net charge-offs as a percentage of total revenue decreased 210 bps YoY largely as a higher yielding portfolio caused growth in revenue to outpace growth in net charge-offs Operating Expense Margin Prudent expense management drove down total expenses as a percentage of total revenue by 720 bps YoY Full Year 2025 Performance: Improvement Across Key Profitability Drivers $509 $526 $597 FY 2023 FY 2024 FY 2025 +14% 43.5% 39.1% 37.0% FY 2023 FY 2024 FY 2025 -210bps 44.6% 43.1% 35.9% FY 2023 FY 2024 FY 2025 -720bps 1. Total Revenue is calculated as the sum of Interest on Finance Receivables and Other Revenue. 2. The key performance metrics presented are for the OppLoans product only and exclude the discontinued SalaryTap and OppFi Card products. 3. Percentages presented are calculated from the underlying whole-dollar amounts.

Q4 2025 Key Performance Indicators

- **Total net originations increased 8% year over year** as a result of increased demand from new customers and improvements to OppFi's credit model allowing for higher average loan sizes, while **total retained net originations increased 5% year over year**, attributed to growth in total net originations, partially offset by growth in the percentage of loans retained by OppFi's bank partners
- **Ending receivables increased 16% year over year** as a result of a higher balance to start the quarter, growth in retained net originations year over year, and improvements to OppFi's credit model allowing for longer term loans
- **Net charge-off rate as percentage of total revenue increased to 45% from 42% year over year,** and the **annualized net charge off rate as a percentage of average receivables increased to 59% from 54% year over year,** as a result of elevated charge-offs from early summer vintages offsetting higher recoveries of previously charged off loans
- **Average yield** was steady year over year at **130%,** as the increase in the average statutory rate due to the expansion of pricing initiatives was largely offset by elevated charge-offs from early summer vintages
- **Automatic approval rate was steady year over year at 79%,** reflecting the continued application of algorithmic automation projects that streamline the origination process

	UNAUDITED QUARTER ENDED	
($ in millions)	12/31/2024	12/31/2025
Total Net Originations[1]	$214	$230
Total Retained Net Originations[1]	$193	$201
Ending Receivables[2]	$425	$493
Net Charge-Off Rate as % of Total Revenue[3]	42%	45%
Net Charge-Off Rate as % of Avg. Receivables, Annualized[3]	54%	59%
Average Yield, Annualized[4]	130%	130%
Automatic Approval Rate[5]	79%	79%

1. Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners.
2. Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
3. Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
4. Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric.
5. Automatic approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.

OppFi | 12

UNAUDITED YEAR ENDED ($ in millions) 12/31/2024 12/31/2025 Total Net Originations1 $802 $899 Total Retained Net Originations1 $733 $791 Ending Receivables2 $425 $493 Net Charge-Off Rate as % of Total Revenue3 39% 37% Net Charge-Off Rate as % of Avg. Receivables3 51% 49% Average Yield4 131% 133% Automatic Approval Rate5 76% 79% Full Year 2025 Key Performance Indicators • Total net originations increased 12% year over year as a result of increased demand from both new and returning customers and improvements to OppFi’s credit model allowing for higher average loan sizes, while total retained net originations increased 8% year over year, attributed to growth in total net originations, partially offset by growth in the percentage of loans retained by OppFi’s bank partners • Ending receivables increased 16% year over year as a result of a higher balance to start the year, growth in retained net originations year over year, and improvements to OppFi’s credit model allowing for longer term loans • Net charge-off rate as percentage of total revenue decreased to 37% from 39% year over year largely as a result of a higher yielding portfolio as described below, and the net charge off rate as a percentage of average receivables decreased to 49% from 51% year over year, largely as a result of higher average receivables balances over the period • Average yield increased to 133% from 131% year over year largely driven by an increase in the average statutory rate due to the expansion of pricing initiatives • Automatic approval rate increased to 79% from 76% year over year, reflecting the continued application of algorithmic automation projects that streamline the origination process 1. Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners. 2. Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period. 3. Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible. 4. Average yield is defined as total revenue from the period as a percent of average receivables. 5. Automatic approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto- approval) divided by the total number of loans approved. 13

14 Free Cash Flow Generation & Capital Allocation Optionality 2025 Key Liquidity and Capital Allocation Highlights • $30.0M in repayment of remaining corporate term loan debt outstanding (Q1-25) • $50.0M upsize to revolving credit facility with affiliates of Blue Owl Capital (Q1-25) • $21.7M for $0.25 per share/unit special dividend and special distribution to Class A common stockholders and Opportunity Financial, LLC Class A common unitholders, respectively (Q2-25) • $150.0M replacement revolving credit facility with affiliates of Castlelake L.P., reducing financing costs from previous facility by 150bps (Q3-25) • $15.5M in share repurchases at an average price of $10.04 (FY- 25) 1. 1. Free cash flow is a non-GAAP financial measure. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures and the appendix for a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures. Free Cash Flow Generation ($M)1 $94M of Free Cash Flow generated in 2025, even as issuance growth is accelerating Total Funding Capacity ($M) $321.4 $203.6 $93.3 12/31/2025 Restricted and Unrestricted Cash Undrawn Debt Drawn Debt $618.3 $96.3 $93.5 FY 2024 FY 2025

15 Full Year 2026 Earnings Guidance $650M $675M to Total Revenue Adjusted Net Income1 Adjusted EPS1,2 $153M $160M to $1.76 $1.84 to Up 9% - 13% YoY Up 9% - 14% YoY Up 11% - 16% YoY 1. Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures. A reconciliation of projected 2026 Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP financial measure is not included in this presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. 2. Adjusted EPS of $1.76 to $1.84 is based on weighted average diluted shares outstanding of approximately 87 million.

Appendix

Q4 2025 Income Statement

(in Thousands, except share and per share data)	Three Months Ended December 31,				Variance		
(Unaudited)		2025		2024		$	%
Revenue:							
Interest on finance receivables	$	157,801	$	134,337	$	23,464	17.5%
Other revenue		1,449		1,386		63	4.5%
		159,250		**135,723**		**23,527**	**17.3%**
Change in fair value of finance receivables		(73,681)		(54,897)		(18,784)	34.2%
Provision for credit losses on finance receivables		-		(8)		8	(100.0%)
Net revenue		**85,569**		**80,818**		**4,751**	**5.9%**
Expenses:							
Salaries and employee benefits		14,650		14,447		203	1.4%
Direct marketing costs		14,198		13,318		880	6.6%
Interest expense and amortized debt issuance costs		9,402		11,029		(1,627)	(14.8%)
Professional fees		5,012		5,581		(569)	(10.2%)
Technology costs		2,959		3,110		(151)	(4.9%)
Payment processing fees		1,720		1,632		88	5.4%
Occupancy		1,028		1,041		(13)	(1.2%)
Depreciation and amortization		764		2,126		(1,362)	(64.1%)
Exit costs, net		-		37		(37)	(100.0%)
General, administrative and other		4,903		3,825		1,078	28.2%
Total expenses		54,636		56,145		(1,509)	(2.7%)
Income from operations		**30,933**		**24,673**		**6,260**	**25.4%**
Other (expense) income:							
Change in fair value of warrant liabilities		11,876		(10,994)		22,870	208.0%
Income from equity method investment		1,412		815		597	73.2%
Other (expense) income, net		(4,414)		79		(4,493)	(5721.2%)
Income before income taxes		**39,807**		**14,573**		**25,234**	**173.2%**
Income tax expense		1,363		600		763	127.2%
Net income		**38,444**		**13,973**		**24,471**	**175.1%**
Less: net income attributable to noncontrolling interest		21,599		19,582		2,017	10.3%
Net income (loss) attributable to OppFi Inc.	**$**	**16,846**	**$**	**(5,609)**	**$**	**22,455**	**400.3%**
Earnings (loss) per common share attributable to OppFi Inc.:							
Earnings (loss) per common share:							
Basic	$	0.61	$	(0.26)			
Diluted	$	0.38	$	(0.26)			
Weighted average common shares outstanding:							
Basic		27,517,762		20,248,004			
Diluted		87,141,594		20,248,004			

1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

17 | OppFi

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Full Year 2025 Income Statement

(in Thousands, except share and per share data)	Year Ended December 31,				Variance		
(Unaudited)		2025		2024		$	%
Revenue:							
Interest on finance receivables	$	591,769	$	521,227	$	70,542	13.5%
Other revenue		5,281		4,736		545	11.5%
		597,050		**525,963**		**71,087**	**13.5%**
Change in fair value of finance receivables		(215,868)		(204,443)		(11,425)	5.6%
Provision for credit losses on finance receivables		-		(42)		42	(100.0%)
Net revenue		**381,182**		**321,478**		**59,704**	**18.6%**
Expenses:							
Salaries and employee benefits		60,695		60,475		220	0.4%
Direct marketing costs		50,890		49,208		1,682	3.4%
Interest expense and amortized debt issuance costs		39,367		44,708		(5,341)	(11.9%)
Professional fees		20,103		21,574		(1,471)	(6.8%)
Technology costs		12,433		12,171		262	2.2%
Payment processing fees		6,589		7,119		(530)	(7.4%)
Depreciation and amortization		5,159		9,621		(4,462)	(46.4%)
Occupancy		4,127		4,030		97	2.4%
Exit costs, net		(1,449)		2,983		(4,432)	(148.6%)
General, administrative and other		16,590		15,053		1,537	10.2%
Total expenses		214,504		226,942		(12,438)	(5.5%)
Income from operations		**166,678**		**94,536**		**72,142**	**76.3%**
Other (expense) income:							
Change in fair value of warrant liabilities		(11,347)		(8,244)		(3,103)	37.6%
Income from equity method investment		4,974		1,442		3,532	244.9%
Other (expense) income, net		(4,173)		318		(4,491)	(1411.7%)
Income before income taxes		**156,132**		**88,052**		**68,080**	**77.3%**
Income tax expense		9,885		4,215		5,670	134.5%
Net income		**146,247**		**83,837**		**62,410**	**74.4%**
Less: net income attributable to noncontrolling interest		119,918		76,579		43,339	56.6%
Net income attributable to OppFi Inc.	**$**	**26,329**	**$**	**7,258**	**$**	**19,071**	**262.8%**
Earnings per common share attributable to OppFi Inc.:							
Earnings per common share:							
Basic	$	0.99	$	0.36			
Diluted	$	0.99	$	0.36			
Weighted average common shares outstanding:							
Basic		26,506,458		20,145,606			
Diluted		26,506,458		20,145,606			

1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

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18 | OppFi

19 December 31, December 31, (in Thousands) 2025 2024 $ % Unaudited Assets Cash and restricted cash 93,263$ 88,288$ 4,975$ 5.6% Finance receivables at fair value 546,236 473,696 72,540 15.3% Equity method investment 19,076 19,194 (118) (0.6%) Other assets 95,515 59,993 35,522 59.2% Total assets 754,090$ 641,171$ 112,919$ 17.6% Liabilities and stockholders’ equity Accounts payable and accrued expenses 46,171$ 33,290$ 12,881$ 38.7% Total debt 321,353 318,758 2,595 0.8% Warrant liabilities 26,455 15,108 11,347 75.1% Other liabilities 51,235 39,802 11,433 28.7% Total liabilities 445,214 406,958 38,256 9.4% Total stockholders’ equity 308,876 234,213 74,663 31.9% Total liabilities and stockholders’ equity 754,090$ 641,171$ 112,919$ 17.6% Variance Condensed Balance Sheet 19 1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

20 (in Thousands) Variance (Unaudited) 2025 2024 $ % Net cash provided by operating activities 401,305$ 323,806$ 77,499$ 23.9% Net cash used in investing activities (307,804) (243,442) (64,362) 26.4% Net cash used in financing activities (88,526) (66,019) (22,507) 34.1% Net increase in cash and restricted cash 4,975$ 14,345$ (9,370)$ (65.3%) Year Ended December 31, Condensed Cash Flow Statement 20 1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

Q4 2025 Adjusted Net Income Reconciliation

(in Thousands, except share and per share data)	Three Months Ended December 31,				Variance		
(Unaudited)		2025		2024		$	%
Net income	**$**	**38,444**	**$**	**13,973**	**$**	**24,471**	**175.1%**
Income tax expense		1,363		600		763	127.2%
Other expense (income), net		4,414		(79)		4,493	5720.9%
Change in fair value of warrant liabilities		(11,876)		10,994		(22,870)	(208.0%)
Other adjustments, net[1]		2,675		921		1,754	190.4%
Adjusted EBT[2]		**35,020**		**26,409**		**8,611**	**32.6%**
Less: pro forma taxes[3]		9,205		6,114		3,091	50.6%
Adjusted net income[2]	**$**	**25,815**	**$**	**20,295**	**$**	**5,520**	**27.2%**
Adjusted earnings per share[2]	$	0.30	$	0.23			
Weighted average diluted shares outstanding		87,141,594		87,504,493			
Total revenue	$	159,250	$	135,723			
Net income margin		24.1%		10.3%			
Adjusted net income margin[2]		16.2%		15.0%			

1. For the three months ended December 31, 2025, other adjustments, net of $2.7 million included $1.7 million in expenses related to stock compensation, $0.8 million in expenses related to the tax receivable agreement liability, $0.4 million in expenses related to legal matters, and $0.2 million in expenses related to severance, partially offset by a $0.5 million addback related to corporate development. For the three months ended December 31, 2024, other adjustments, net of $0.9 million included $1.1 million in expenses related to stock compensation, $0.1 million in expenses related to severance, and $0.1 million in expenses related to corporate development, partially offset by a $0.4 million addback related to legal matters. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
2. Adjusted EBT, Adjusted Net Income (and margin thereof), and Adjusted EPS are non-GAAP financial measures. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Assumes a tax rate of 26.28% for the three months ended December 31, 2025 and a tax rate of 23.15% for the three months ended December 31, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

21 | OppFi
21

22 (in Thousands, except share and per share data) (Unaudited) 2025 2024 $ % Net income 146,247$ 83,837$ 62,410$ 74.4% Income tax expense 9,885 4,215 5,670 134.5% Other expense (income), net 4,173 (318) 4,491 1411.7% Change in fair value of warrant liabilities 11,347 8,244 3,103 37.6% Other adjustments, net 1 12,218 12,024 194 1.6% Adjusted EBT 2 183,870 108,002 75,868 70.2% Less: pro forma taxes 3 44,111 25,337 18,774 74.1% Adjusted net income 2 139,759$ 82,665$ 57,094$ 69.1% Adjusted earnings per share 2 1.59$ 0.95$ Weighted average diluted shares outstanding 87,947,364 86,652,427 Total revenue 597,050$ 525,963$ Net income margin 24.5% 15.9% Adjusted net income margin 2 23.4% 15.7% Year Ended December 31, Variance Full Year 2025 Adjusted Net Income Reconciliation 22 1. For the year ended December 31, 2025, other adjustments, net of $12.2 million included $10.0 million in expenses related to stock compensation, $1.2 million in expenses related to legal matters, $0.9 million in expenses related to severance, $0.8 million in expenses related to the tax receivable agreement liability, $0.5 million in expenses related to corporate development, and $0.2 million in expenses related to an adjustment to the Company’s outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card’s exit activities. For the year ended December 31, 2024, other adjustments, net of $12.0 million included $5.3 million in expenses related to stock compensation, $3.0 million in expenses related to OppFi Card’s exit activities, $1.8 million in expenses related to legal matters, $1.3 million in expenses related to severance, and $0.7 million in expenses related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes. 2. Adjusted EBT, Adjusted Net Income (and margin thereof), and Adjusted EPS are non-GAAP financial measures. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures. 3. Assumes a tax rate of 23.99% for the year ended December 31, 2025 and a tax rate of 23.46% for the year ended December 31, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes. 4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

Q4 2025 Adjusted Earnings per Share Reconciliation

(Unaudited)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024
Weighted average Class A common stock outstanding	27,517,762	21,442,460
Weighted average Class V voting stock outstanding	58,698,241	64,758,117
Dilutive impact of restricted stock units	745,043	1,141,932
Dilutive impact of performance stock units	22,052	71,234
Dilutive impact of stock options	158,496	89,953
Dilutive impact of employee stock purchase plan	-	797
Weighted average diluted shares outstanding	**87,141,594**	**87,504,493**

(in Thousands, except share and per share data)	Three Months Ended December 31, 2025		Three Months Ended December 31, 2024	
(Unaudited)	$	Per Share	$	Per Share
Weighted average diluted shares outstanding		**87,141,594**		**87,504,493**
Net income	**$ 38,444**	**$ 0.44**	**$ 13,973**	**$ 0.16**
Income tax expense	1,363	0.02	600	0.01
Other expense (income), net	4,414	0.05	(79)	(0.00)
Change in fair value of warrant liabilities	(11,876)	(0.14)	10,994	0.13
Other adjustments, net[1]	2,675	0.03	921	0.01
Adjusted EBT[2]	**35,020**	**0.40**	**26,409**	**0.30**
Less: pro forma taxes[3]	9,205	0.11	6,114	0.07
Adjusted net income[2]	**$ 25,815**	**$ 0.30**	**$ 20,295**	**$ 0.23**

1. For the three months ended December 31, 2025, other adjustments, net of $2.7 million included $1.7 million in expenses related to stock compensation, $0.8 million in expenses related to the tax receivable agreement liability, $0.4 million in expenses related to legal matters, and $0.2 million in expenses related to severance, partially offset by a $0.5 million addback related to corporate development. For the three months ended December 31, 2024, other adjustments, net of $0.9 million included $1.1 million in expenses related to stock compensation, $0.1 million in expenses related to severance, and $0.1 million in expenses related to corporate development, partially offset by a $0.4 million addback related to legal matters. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
2. Adjusted EBT, Adjusted Net Income, and Adjusted EPS are non-GAAP financial measures. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Assumes a tax rate of 26.28% for the three months ended December 31, 2025 and a tax rate of 23.15% for the three months ended December 31, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

23 | OppFi
23

24 (in Thousands, except share and per share data) (Unaudited) $ Per Share $ Per Share Weighted average diluted shares outstanding 87,947,364 86,652,427 Net income 146,247$ 1.66$ 83,837$ 0.97$ Income tax expense 9,885 0.11 4,215 0.05 Other expense (income), net 4,173 0.05 (318) (0.00) Change in fair value of warrant liabilities 11,347 0.13 8,244 0.10 Other adjustments, net 1 12,218 0.14 12,024 0.14 Adjusted EBT 2 183,870 2.09 108,002 1.25 Less: pro forma taxes 3 44,111 0.50 25,337 0.29 Adjusted net income 2 139,759$ 1.59$ 82,665$ 0.95$ Year Ended December 31, 2025 Year Ended December 31, 2024 (Unaudited) 2025 2024 Weighted average Class A common stock outstanding 26,506,458 20,145,606 Weighted average Class V voting stock outstanding 60,114,665 65,619,358 Dilutive impact of restricted stock units 1,090,206 789,783 Dilutive impact of performance stock units 39,440 72,802 Dilutive impact of stock options 196,595 24,679 Dilutive impact of employee stock purchase plan - 199 Weighted average diluted shares outstanding 87,947,364 86,652,427 Year Ended December 31, Full Year 2025 Adjusted Earnings per Share Reconciliation 24 1. For the year ended December 31, 2025, other adjustments, net of $12.2 million included $10.0 million in expenses related to stock compensation, $1.2 million in expenses related to legal matters, $0.9 million in expenses related to severance, $0.8 million in expenses related to the tax receivable agreement liability, $0.5 million in expenses related to corporate development, and $0.2 million in expenses related to an adjustment to the Company’s outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card’s exit activities. For the year ended December 31, 2024, other adjustments, net of $12.0 million included $5.3 million in expenses related to stock compensation, $3.0 million in expenses related to OppFi Card’s exit activities, $1.8 million in expenses related to legal matters, $1.3 million in expenses related to severance, and $0.7 million in expenses related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes. 2. Adjusted EBT, Adjusted Net Income, and Adjusted EPS are non-GAAP financial measures. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures. 3. Assumes a tax rate of 23.99% for the year ended December 31, 2025 and a tax rate of 23.46% for the year ended December 31, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes. 4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

25 (in Thousands) (Unaudited) 2025 2024 $ % Net cash provided by operating activities 401,305$ 323,806$ 77,499$ 23.9% Net cash used in investing activities (307,804) (243,442) (64,362) 26.4% - 15,966 (15,966) (100.0%) Free cash flow 1 93,501$ 96,330$ (2,829)$ (2.9%) Year Ended December 31, Variance Add back cash used for the acquisition of equity interest in Bitty Advance Free Cash Flow Reconciliation 25 1. Free cash flow is a non-GAAP financial measure. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such Non-GAAP financial measures. 2. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

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